[AIM FUNDS LOGO]
--Registered Trademark--

                                PLEASE VOTE NOW!

                          AIM INTERNATIONAL FUNDS, INC.
                          AIM ASIA PACIFIC GROWTH FUND
                            AIM EUROPEAN GROWTH FUND
                        AIM GLOBAL AGGRESSIVE GROWTH FUND
                             AIM GLOBAL GROWTH FUND
                          AIM INTERNATIONAL GROWTH FUND

You recently received another reminder letter for the AIM International Funds, Inc. shareholder meeting. We are requesting your vote on the redomestication proposal. To date, over 93% of those responding have voted in favor of the proposal. However, due to the higher vote requirement on this item, we have simply not received enough votes to meet the necessary requirement. We must receive your vote prior to FRIDAY, NOVEMBER 21, 2003.

      There are four easy options to vote:

      1.  BY PHONE

      Please call Georgeson Shareholder Communications Inc. toll-free at 1-866-738-8111. Representatives are available to take your vote Monday through Friday between the hours of 9:00 a.m. and 11:00 p.m. and Saturday from 12:00 p.m. to 6:00 p.m. Eastern Time.

      2.  BY INTERNET

      GO TO WWW.PROXYVOTE.COM anytime, and enter the control number on your proxy card.

      3.  BY TOUCH-TONE PHONE

      Dial the toll-free number found on your proxy card and follow the simple instructions.

      4.  BY MAIL

      Complete your proxy card, and return it in the enclosed postage-paid envelope.


            YOUR VOTE IS IMPORTANT. THANK YOU FOR YOUR PARTICIPATION.



--Copyright-- 2003 A I M Funds 11 Greenway Plaza, Suite 100, Houston, Texas 77046-1173


                                                                            NOBO

[AIM FUNDS LOGO]
--Registered Trademark--

                                PLEASE VOTE NOW!

                          AIM INTERNATIONAL FUNDS, INC.
                          AIM ASIA PACIFIC GROWTH FUND
                            AIM EUROPEAN GROWTH FUND
                        AIM GLOBAL AGGRESSIVE GROWTH FUND
                             AIM GLOBAL GROWTH FUND
                          AIM INTERNATIONAL GROWTH FUND

You recently received another reminder letter for the AIM International Funds, Inc. shareholder meeting. We are requesting your vote on the redomestication proposal. To date, over 93% of those responding have voted in favor of the proposal. However, due to the higher vote requirement on this item, we have simply not received enough votes to meet the necessary requirement. We must receive your vote prior to FRIDAY, NOVEMBER 21, 2003.

      There are four easy options to vote:

      1.  BY PHONE

      Please call Georgeson Shareholder Communications Inc. toll-free at 1-866-804-3639. Representatives are available to take your vote Monday through Friday between the hours of 9:00 a.m. and 11:00 p.m. and Saturday from 12:00 p.m. to 6:00 p.m. Eastern Time.

      2.  BY INTERNET

      GO TO WWW.PROXYVOTE.COM anytime, and enter the control number on your proxy card.

      3.  BY TOUCH-TONE PHONE

      Dial the toll-free number found on your proxy card and follow the simple instructions.

      4.  BY MAIL

      Complete your proxy card, and return it in the enclosed postage-paid envelope.


            YOUR VOTE IS IMPORTANT. THANK YOU FOR YOUR PARTICIPATION.



--Copyright-- 2003 A I M Funds 11 Greenway Plaza, Suite 100, Houston, Texas 77046-1173


                                                                             OBO